UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report: May 22, 2019
(Date of earliest event reported)
Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State or jurisdiction of incorporation)

001-15393	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)
(563) 589-2100
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Heartland Financial USA, Inc. (the "Company") held its Annual Meeting of Stockholders in Dubuque, Iowa, on May 22, 2019. At the meeting, stockholders approved the following voting matters:

(1)	Elect three individuals to serve as Class II directors for a three-year term expiring in 2022.
(2)	Approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000 shares.
(3)	Approve an amendment to the Company’s Certificate of Incorporation to increase the maximum Board size from 11 members to 13 members.
(4)	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.
(5)	Take a non-binding, advisory vote on executive compensation.
(6)	Transact such other business as may properly be presented at the Annual Meeting.
There were 34,603,611 issued and outstanding shares of common stock entitled to vote at the annual meeting. At the annual meeting, 28,353,261 total shares of stock were present in person or by proxy, representing approximately 82% of the total voting power of the issued and outstanding shares of common stock entitled to vote. The voting results on the above described matters were as follows:

1. For the election of three (3) Class II directors of the Company:
NOMINEE	VOTES FOR	VOTES WITHELD	BROKER NON-VOTES
Mark C. Falb	17,767,939	3,387,095	7,198,227
John K. Schmidt	17,429,291	3,725,743	7,198,227
Duane E. White	19,992,099	1,162,935	7,198,227

2. Approve amendment to the Company’s Certificate of Incorporation to to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000 shares:
VOTES FOR	VOTES AGAINST	ABSTAIN
26,966,603	1,144,636	242,022

3. Approve an amendment to the Company’s Certificate of Incorporation to increase the maximum Board size from 11 members to 13 members:
VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
20,188,030	936,333	30,671	7,198,227

4. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019:
VOTES FOR	VOTES AGAINST	ABSTAIN
26,091,751	2,239,645	21,865

5. Take a non-binding, advisory vote on executive compensation:
VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
20,147,444	784,190	223,400	7,198,227

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019

HEARTLAND FINANCIAL USA, INC.

/s/ Bryan R. McKeag
By:	Bryan R. McKeag
Executive Vice President & CFO